                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement                 [ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                            ORANGE NATIONAL BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

                          ORANGE NATIONAL BANCORP LOGO

                            1201 EAST KATELLA AVENUE
                            ORANGE, CALIFORNIA 92667

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 17, 1999

TO THE SHAREHOLDERS OF
ORANGE NATIONAL BANCORP:

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its board of directors, the Annual Meeting of Shareholders (the "Meeting") of Orange National Bancorp (the "Bancorp") will be held at the Bancorp's main office located at 1201 East Katella Avenue, Orange, California, on Monday, May 17, 1999 at 7:30 a.m. for the purpose of considering and voting upon the following matters:

1. ELECTION OF DIRECTORS. To elect nine (9) persons to the board of directors to serve until the 2000 Annual Meeting of Shareholders and until their successors are elected and have been qualified. The persons nominated by management to serve as directors are:

Michael W. Abdalla, M.D.                Gerald R. Holte
Michael J. Christianson                 James E. Mahoney
Kenneth J. Cosgrove                     Wayne F. Miller
Robert W. Creighton                     San E. Vaccaro
Charles R. Foulger

2. APPROVAL OF THE AMENDMENT OF THE 1997 STOCK OPTION PLAN. To approve the amendment of the Orange National Bancorp 1997 Stock Option Plan to allow for the limited transferability of nonqualified options to trusts, charities and family members.

3. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS. To ratify the appointment of McGladrey & Pullen, LLP as the Bancorp's independent certified public accountants for the year 1999.

4. TRANSACTION OF OTHER BUSINESS. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The board of directors has fixed the close of business on April 2, 1999 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

     The Bylaws of the Bancorp set forth the following procedures for nominations to the board of directors:

        Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of Directors. Notice of Intention to make any nominations (other than for persons named in the Notice of any meeting called for the election of Directors) are required to be made in writing and to be delivered or mailed to the President of the Company by the later of: (i) the close of business 21 days prior to any meeting of stockholders called for the election of Directors or (ii) 10 days after the date of mailing of notice of the meeting to stockholders. Such notification must contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Company owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying stockholder and the identities and locations of any such institutions; and, (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating stockholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a Director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a Director between the last day for giving notice in accordance with this paragraph and the date of election of Directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ ROBERT W. CREIGHTON

                                          Robert W. Creighton, Secretary

April 19, 1999

YOU ARE URGED TO VOTE IN FAVOR OF MANAGEMENT'S PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE BANCORP'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY OF THE BANCORP IN WRITING OF REVOCATION OF THE PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

                          ORANGE NATIONAL BANCORP LOGO

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 17, 1999

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 1999 Annual Meeting of Shareholders (the "Meeting") of Orange National Bancorp (the "Bancorp") to be held at the Bancorp's main office located at 1201 East Katella Avenue, Orange, California, on Monday, May 17, 1999 at 7:30 a.m., and at any and all adjournments thereof.

     It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed on or about April 19, 1999 to shareholders eligible to receive notice of, and to vote at, the Meeting.

REVOCABILITY OF PROXIES

     A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Bancorp an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the chairman of the Meeting of his or her election to vote in person, and votes in person at the Meeting. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions specified on the Proxy. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION OF DIRECTORS NAMED HEREIN, "FOR" APPROVAL OF THE AMENDMENT OF THE 1997 STOCK OPTION PLAN, AND "FOR" RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE BANCORP'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1999. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

PERSONS MAKING THE SOLICITATION

     This solicitation of Proxies is being made by the board of directors (the "Board") of the Bancorp. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Bancorp. It is contemplated that Proxies will be solicited principally through the use of the mail, but directors, officers and employees of the Bancorp and its subsidiary, Orange National Bank (the "Bank") may solicit Proxies personally or by telephone, without receiving special compensation therefore. Although there is no formal agreement to do so, the Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in the Bancorp is held of record by such entities. In addition, the Bancorp may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it to be advisable.

                               VOTING SECURITIES

     There were issued and outstanding 2,000,171 shares of Bancorp common stock ("Common Stock") on April 2, 1999, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). On any matter submitted to the vote of the shareholders, each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock he or she held of record on the books of the Bancorp as of the Record Date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the Meeting gives notice at the Meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of the Bancorp gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxyholders, in accordance with management's recommendation. The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     Management of the Bancorp knows of no person who owns, beneficially or of record, either individually or together with associates, 5 percent or more of the outstanding shares of Common Stock, except as set forth in the table below. The following table sets forth, as of February 17, 1999, the number and percentage of outstanding shares of Common Stock beneficially owned, directly or indirectly, by each of the Bancorp's directors and named executive officers and by the directors and executive officers of the Bancorp as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a director or named executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of February 17, 1999. Unless otherwise indicated, the persons listed below have sole voting and investment powers. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Bancorp.

                                                  AMOUNT AND NATURE OF     PERCENT
                BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP   OF CLASS(1)
                ----------------                  --------------------   -----------
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Michael W. Abdalla, M.D. .......................         91,991(2)           4.5%
Michael J. Christianson.........................         72,187(3)           3.6%
Kenneth J. Cosgrove.............................         81,377(4)           4.1%
Robert W. Creighton.............................         37,585(5)           1.9%
Charles R. Foulger..............................         79,035(6)           3.9%
Gerald R. Holte.................................         47,307(7)           2.3%
James E. Mahoney................................         97,581(8)           4.8%
Wayne F. Miller.................................         68,609(9)           3.4%
San E. Vaccaro..................................         65,386(10)          3.2%
Frank A. Del Giorgio............................         13,640(11)            *
Larry A. Sallinger..............................          2,583(12)            *
All Directors and Executive Officers as a Group
  (numbering 11)................................        657,281             30.0%
(Footnotes on following page)

---------------
  *  Less than one percent.

 (1) Includes shares subject to options held by the directors and named executive officers that are exercisable within 60 days of February 17, 1999. These are treated as issued and outstanding for the purpose of computing the percentages of each director, named executive officer and the directors and executive officers as a group, but not for the purpose of computing the percentage of class of any other person.

 (2) Dr. Abdalla has 23,200 shares acquirable by exercise of stock options.

 (3) Mr. Christianson has shared voting and investment powers as to 34,923 of these shares and has 23,200 shares acquirable by exercise of stock options.

 (4) Mr. Cosgrove has shared voting and investment powers as to 2,017 of these shares and has 7,299 shares acquirable by exercise of stock options.

 (5) Mr. Creighton has 8,166 shares acquirable by exercise of stock options.

 (6) Mr. Foulger has shared voting and investment powers as to 55,835 of these shares and has 23,200 shares acquirable by exercise of stock options.

 (7) Mr. Holte has shared voting and investment powers as to 15,253 of these shares and has 23,200 shares acquirable by exercise of stock options.

 (8) Mr. Mahoney has shared voting and investment powers as to 74,381 of these shares and has 23,200 shares acquirable by exercise of stock options.

 (9) Mr. Miller has shared voting and investment powers as to 45,279 of these shares and has shared voting and no investment powers as to 82 of these shares. Mr. Miller has 23,200 shares acquirable by exercise of stock options.

(10) Mr. Vaccaro has shared voting and investment powers as to 393 of these shares. Mr. Vaccaro has 34,800 shares acquirable by exercise of stock options.

(11) Mr. Del Giorgio has 1,666 shares acquirable by exercise of stock options.

(12) Mr. Sallinger has 1,333 shares acquirable by exercise of stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Bancorp's directors and certain executive officers and persons who own more than ten percent of a registered class of the Bancorp's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Bancorp with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons that no Forms 5 were required for those persons, the Bancorp believes that, during 1998 the Reporting Persons complied with all filing requirements applicable to them.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

NOMINEES

     The Bancorp's Bylaws presently provide that the number of directors of the Bancorp shall not be less than nine (9) nor more than seventeen (17) until changed by an amendment to the Bylaws adopted by the Bancorp's shareholders. The Bylaws further provide that the exact number of directors shall be nine (9) until changed by a Bylaw amendment duly adopted by the Bancorp's shareholders or the Board.

     The persons named below, all of whom are currently members of the Board, have been nominated for election as directors to serve until the 2000 Annual Meeting of Shareholders and until their successors are elected and have qualified. Unless otherwise instructed, the proxyholders will vote the Proxies received by them for the election of the nominees named below. Votes of the proxyholders will be cast in such a manner as to effect, if possible, the election of all nine (9) nominees, as appropriate, (or as many thereof as possible under the rules of cumulative voting). The nine nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

     The following table sets forth as of February 17, 1999, the names of, and certain information concerning, the persons nominated by the Board for election as directors of the Bancorp.

                                          YEAR FIRST
                                          APPOINTED             PRINCIPAL OCCUPATION
NAME AND TITLE OTHER THAN DIRECTOR  AGE    DIRECTOR          DURING THE PAST FIVE YEARS
----------------------------------  ---   ----------   ---------------------------------------
Michael W. Abdalla, M.D.            65       1986      Orthopedic Surgeon and Vice President
                                                       of Orange Orthopedic Medical Group,
                                                       Inc.

Michael J. Christianson             57       1986      Attorney in the law firm of Michael J.
                                                       Christianson, Inc.; Consultant with
                                                       Christianson International, Inc.; and
                                                       associated with Adventure Travel Group
                                                       and Adventure Travel and Mountain
                                                       Climbing.

Kenneth J. Cosgrove                 51       1986      President and Chief Executive Officer
  President,                                           of the Bancorp and the Bank.
  Chief Executive Officer

Robert W. Creighton                 60       1986      Chief Financial Officer of the Bancorp
  Secretary,                                           and Executive Vice President and Chief
  Chief Financial Officer                              Financial Officer of the Bank.

Charles R. Foulger                  65       1986      President and Owner of Foulger's Villa
                                                       Honda, Mazda and Volkswagen.

Gerald R. Holte                     61       1986      G.R. Holte Enterprises, floor covering
                                                       dealer/contractor.

James E. Mahoney                    70       1986      President of Mahoney Enterprises, Inc.,
                                                       business development corporation.

Wayne F. Miller                     65       1986      Consultant to the Bank. Former
                                                       President and Chief Executive Officer
                                                       of the Bancorp and the Bank.

San E. Vaccaro                      65       1986      Sole proprietor of the Law Offices of
  Chairman of the                                      San E. Vaccaro. Former Partner in the
  Board of Directors                                   law firm of Curtis & Vaccaro.

     All of the nominees named above have served as members of the Bancorp's Board since its inception. All nominees will continue to serve if elected at the Meeting until the 2000 Annual Meeting of Shareholders and until their successors are elected and have qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Bancorp acting within their capacities as such. There are no family relationships among any of the directors and executive officers of the Bancorp. No director or executive officer of the Bancorp serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Bancorp's Board held thirteen (13) meetings during 1998. None of the directors attended less than 75 percent of all Board meetings and committee meetings (of which they were a member) that were held in 1998.

     There were no standing committees of the Bancorp's Board in 1998. However, in 1998, the Bank had a standing Audit Committee and a standing Directors Review Committee.

     The Bank's Audit Committee, which consisted of Mr. Christianson and Dr. Abdalla met four (4) times in 1998. The Audit Committee's functions include making recommendations to the Board on the selection of the Bancorp's and the Bank's independent certified public accountants, reviewing the arrangements for the independent certified public accountants' examination, reviewing the internal accounting controls and reporting, and any other duties assigned by the Board.

     The Bank's Directors Review Committee, which consisted of Messrs. Christianson, Holte, Mahoney and Vaccaro met six (6) times in 1998. The Directors Review Committee's function is to evaluate and recommend to the Board policies regarding the Bank's officers' compensation, employee benefits, retirement and other internal administrative matters.

REPORT OF THE BANK'S DIRECTORS REVIEW COMMITTEE ON EXECUTIVE COMPENSATION

     Compensation Policies. The Bank's Directors Review Committee establishes the overall executive compensation guidelines of the Bank and establishes the compensation plans and specific compensation levels of the Bank's Chief Executive Officer and other executive officers. The Directors Review Committee reviews its approach to executive compensation annually.

     The Directors Review Committee believes that executive officer compensation should be closely aligned with the performance of the Bank on a short-term and long-term basis, and that such compensation should be structured to assist the Bank in attracting and retaining key executives critical to its long-term success. To that end, the Directors Review Committee's policy for compensation packages of executive officers consists of three components: (i) an annual base salary; (ii) an annual incentive bonus based on the Bank's performance, and, in certain cases, individual performance as well; and (iii) stock option awards and salary continuation plans designed to link shareholder interests with those of executive management by providing long-term incentives to executive officers of the Bank. The performance based aspects, items (ii) and (iii) above, are considered major elements of the overall compensation program.

EXECUTIVE OFFICER COMPENSATION

     Base Salary: The Directors Review Committee establishes a fixed base salary program for executive officers which is reviewed annually. In establishing base salaries, the Directors Review Committee considered salaries of comparably sized California banks, as well as local area banks. Executive officers may have their salaries adjusted from time to time as the size, complexity, and earnings of the Bank change, in order to ensure that total compensation remains competitive.

     Annual Incentives: The Directors Review Committee believes that incentives for officers are a key component for ensuring continued growth in shareholder value through increased earnings. Accordingly, executive officers earn bonuses based upon formulas approved by the Bank's board of directors.

     All executive officers are entitled to participate in the Bank's 401(k) program, but are subject to more stringent matching contributions than other employees of the Bank, as required by regulation.

     Long-term Incentives: Long-term incentives are provided through the grant of stock options to certain employees of the Bank including executive officers. Stock options are granted at the market value prevailing on the date of grant and are intended to retain and motivate key management to improve the Bank's long-term shareholder value, as the options only have value if the market price of the underlying stock appreciates after the date granted.

     A component of the Bank's 401(k) recognizes and rewards employees for their efforts by making contributions to employees at the discretion of the Bank's board of directors that has been 3% of employee compensation with a maximum of $1,800 for each of the past three years.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Base Salary: Mr. Cosgrove is subject to the same salary program as other executive officers of the Bank effective July of each year. As such, the Directors Review Committee targeted Mr. Cosgrove's base salary at the competitive median for comparable sized California banks demonstrating comparable net earnings as taken from a variety of reliable sources. Mr. Cosgrove's current base salary is believed reasonable by the Directors Review Committee based upon reference to competitive pay practices and the previously described compensation approach to executive officers. The Directors Review Committee believes that the performance based compensation program, as it related to the Chief Executive Officer, offers substantial additional compensation incentive to reward Mr. Cosgrove for successful results.

     Performance Based Compensation: Mr. Cosgrove is eligible to participate in the same short-term and long-term incentive plans as the other executive officers of the Bank. In addition, some terms of the bonus plan for the Chief Executive Officer are different than the other executive officers.

     Pursuant to the provisions of the performance based compensation plan for the Chief Executive Officer, Mr. Cosgrove was awarded a cash bonus resulting from the Bank's performance during 1998. In addition, Mr. Cosgrove was granted options to purchase shares of Common Stock at the prevailing market value at the date of grant.

MEMBERS OF THE DIRECTORS REVIEW COMMITTEE

Michael J. Christianson                 James E. Mahoney
    Gerald R. Holte                      San E. Vaccaro

THE DIRECTORS REVIEW COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Christianson, Holte, Mahoney and Vaccaro served as members of the Directors Review Committee during 1998. Mr. Vaccaro serves as the Chairman of the Board of the Bank and the Bancorp. There are no Directors Review Committee interlocks between the Bank and other entities involving the Bank's executive officers or board members.

                                                                                 SNL $250M-$500M BANK
                       ORANGE NATIONAL BANKCORP        NASDAQ - TOTAL US           ASSET-SIZE INDEX
                       ------------------------        -----------------         --------------------
12/31/93                         100.00                     100.00                      100.00
12/31/94                         222.14                      97.75                      107.90
12/31/95                         449.25                     138.26                      145.61
12/31/96                         595.22                     170.01                      189.07
12/31/97                        1081.64                     208.58                      327.00
12/31/98                        1272.03                     293.21                      292.84

COMPENSATION OF DIRECTORS

     The directors of the Bancorp who are not employees of the Bank received a fee of $300 per meeting for attendance at the Bancorp's Board meetings and $235 per meeting for up to two meetings if such director did not attend the meeting. The Chairman of the Bancorp's Board received a fee of $450 per meeting for attendance at the Bancorp's Board meetings. In addition, the directors of the Bancorp who are not employees of the Bank received a fee of $900 per meeting for attendance at the Bank's board of directors meetings and $700 per meeting for up to two meetings if such director did not attend the meeting. The Chairman of the Bank's board of directors received a fee of $1,350 per meeting for attendance at the Bank's board of directors meetings and an automobile allowance of $300 per month. Directors of the Bancorp who are employees of the Bank received a fee of $500 per month for attendance at the Bank's board of directors meetings. In addition, directors who were members of the Bank's Directors Review Committee, Loan Committee and Audit Committee received a fee of $300 per meeting for each meeting they attended. The Chairmen of the Bank's Directors Review Committee and Audit Committee received a fee of $500 per meeting for each meeting they attended. In 1999, the directors will receive the same compensation as that received during 1998.

     Directors of the Bancorp and the Bank also have the option of participating in the Bank's Deferred Fee Program. Pursuant to the Deferred Fee Program, directors make an initial deferral election by filing with the Bank a signed Election Form which sets forth the amount of the director's fees to be deferred. The Bank then establishes a Deferral Account on its books for the director and credits to the Deferral Account the fees deferred by the director and interest on the account balance at an annual rate determined prospectively by the Bank's board of directors in December of each year. The Deferral Account is not a trust fund of any kind and the director is a general unsecured creditor of the Bank for the payment of the benefits. Benefits under the Deferred Fee Program are payable upon the director's termination of service. If termination of service occurs after the director attains the age of 65, the amount of benefit payable is the Deferral Account balance at the date of termination of service. This amount may be paid by the Bank in either one lump sum within 60 days of termination of service or in 120 monthly installments commencing on the first day of the month following the director's termination of service. If termination of service occurs before the director attains the age of 65, the amount of benefit payable is also the Deferral Account balance at the date of termination of service. This amount may be paid by the Bank in either one lump sum within 60 days of termination of service or in

120 monthly installments commencing on the first day of the month following the director's termination of service. If termination of service occurs due to disability before the director attains the age of 65 or due to a change in control of the Bank, the amount of benefit payable is also the Deferral Account balance at the date of termination of service. This amount shall be paid by the Bank in one lump sum within 60 days of termination of service. Finally, if termination of service occurs due to the death of the director, the amount of benefit payable is the greater of the Deferral Account balance at the date of termination of service or the amount set forth in the individual Deferral Fee Agreement. This amount shall also be paid by the Bank in one lump sum within 60 days of termination of service.

     Messrs. Cosgrove, Creighton, Foulger, Holte, Mahoney and Vaccaro have all entered into Deferred Fee Agreements with the Bank. Mr. Cosgrove's agreement provides for a minimum death benefit of $227,315; Mr. Creighton's agreement provides for a minimum death benefit of $68,411; Mr. Foulger's agreement provides for a minimum death benefit of $191,901; Mr. Holte's agreement provides for a minimum death benefit of $224,035; Mr. Mahoney's agreement provides for a minimum death benefit of $56,442; and Mr. Vaccaro's agreement provides for a minimum death benefit of $774,146.

     In June, 1997, each outside director of the Bancorp, other than Mr. Vaccaro, received a stock option under the Bancorp's 1997 Stock Option Plan to acquire 20,000 shares of Common Stock and Mr. Vaccaro received a stock option to acquire 30,000 shares of Common Stock. The exercise price for these shares was $17.72 per share. The options are for a term of five years expiring in June, 2002. The vesting of the director options was 100% of the total option amount immediately.

     In May, 1998, each outside director of the Bancorp, other than Mr. Vaccaro, received a stock option under the Bancorp's 1997 Stock Option Plan to acquire 3,200 shares of Common Stock and Mr. Vaccaro received a stock option to acquire 4,800 shares of Common Stock. The exercise price for these shares was $29.00 per share. The options are for a term of five years expiring in May, 2003. The vesting of the director options was 100% of the total option amount immediately.

DIRECTOR EMERITUS PLAN

     During 1995, the Bancorp and the Bank each established a Directors Emeritus Plan. Those outside directors who have satisfactorily served ten or more consecutive years as an outside director and any outside directors who have satisfactorily served five or more consecutive years as an outside director and immediately prior thereto served five or more consecutive years as an inside director, qualify and are entitled to participate under the Directors Emeritus Plans. In 1997, four of the then-outside directors, Messrs. Barrera, Durante and Frantz and Dr. Smith, elected to participate in the Directors Emeritus Plans. The Directors Emeritus Plans terminated on January 1, 1998. Director Emeritus status shall be for a period of five years from the date of retirement as an outside director of the Bancorp and/or the Bank, subject to reduction for the period of time a director serves beyond the mandatory retirement age of 72, provided the director meets all of the requirements under the Directors Emeritus Plans.

     The Directors Emeritus receive a monthly sum equal to a percent of the base director fee such director was receiving for attending a Board meeting of the Bancorp and/or a board meeting of the Bank at the time such director became a Director Emeritus. The percentage received shall be on a sliding scale as follows: 1st year, 80%; 2nd year, 75%; 3rd year, 70%; 4th year, 65%; and 5th year, 60%. In addition, the Directors Emeritus can participate in existing medical plans of the Bank subject to eligibility and each Director Emeritus paying all of his respective premiums for such coverage. In order to qualify for remuneration under the Directors Emeritus Plans, a Director Emeritus must comply with the provisions of the Director Emeritus Plans.

     Director Emeritus status can terminate upon any of the following events:
(i) death of the Director Emeritus; (ii) inability of the Director Emeritus to provide service to the Bancorp or the Bank; (iii) upon the fifth year anniversary of the date of retirement as an outside director; (iv) resignation as Director Emeritus; (v) determination by the Bancorp's Board and/or the Bank's board of directors that the Director Emeritus has not fulfilled his or her service requirements; (vi) reelection or appointment of the Director Emeritus as a director of the Bancorp and/or the Bank; or (vii) the failure of the Director Emeritus to maintain a minimum ownership of 5,000 shares of Common Stock.

     In the event of any Acquisition of the Bank, as defined in the Directors Emeritus Plans, the terms of the Directors Emeritus Plans shall continue and be in full force and effect unless the resulting corporation terminates the Directors Emeritus Plans, in which case the resulting corporation shall pay the Director Emeritus a lump sum amount in cash equal to 75% of the remaining benefits due such Director Emeritus under the Directors Emeritus Plans.

EXECUTIVE OFFICERS

     The following table sets forth information, as of February 17, 1999, concerning executive officers of the Bancorp and certain executive officers of the Bank:

        NAME            AGE    POSITION AND PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS
--------------------    ---    ---------------------------------------------------------
Kenneth J. Cosgrove     51     President and Chief Executive Officer of the Bancorp and
                               the Bank.
Robert W. Creighton     60     Chief Financial Officer of the Bancorp and Executive Vice
                               President and Chief Financial Officer of the Bank.
Frank A. Del Giorgio    54     Senior Vice President and Loan Administrator of the Bank.
Larry A. Sallinger      56     Senior Vice President and Branch Administrator of the
                               Bank. Former Executive Vice President -- Interim
                               President/Chief Executive Officer of Frontier Bank, N.A.
                               from 1993 through 1994.

EXECUTIVE COMPENSATION

     During 1998, the Bancorp did not pay any cash compensation to its executive officers and no such cash compensation is expected to be paid during 1999. However, the persons serving as the executive officers of the Bancorp received during 1998, and are expected to receive in 1999, cash compensation in their capacities as executive officers of the Bank.

     The following Summary Compensation Table indicates the compensation of the Bancorp's executive officers, and certain of the Bank's executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                         -------------------------------
                         ANNUAL COMPENSATION                                    AWARDS           PAYOUTS
----------------------------------------------------------------------   ---------------------   -------
               (A)                 (B)     (C)     (D)        (E)           (F)         (G)        (H)         (I)
               ---                 ---     ---     ---        ---           ---         ---        ---         ---
                                                             OTHER       RESTRICTED
                                                             ANNUAL        STOCK                  LTIP      ALL OTHER
                                         SALARY   BONUS   COMPENSATION    AWARD(S)    OPTIONS/   PAYOUTS   COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR    ($)     ($)        ($)           ($)         SARS       ($)        ($)(1)
   ---------------------------     ----  -------  ------  ------------   ----------   --------   -------   ------------
Kenneth J. Cosgrove                1998  162,000  81,266     3,338           0          6,400       0         1,800
President and Chief Executive      1997  151,500  83,146     1,173           0         10,000       0         1,800
Officer of the Bancorp and         1996  142,834  52,399     1,281           0              0       0         1,800
the Bank

Robert W. Creighton                1998  121,000  45,813       525           0          3,500       0         1,800
Chief Financial Officer            1997  119,500  48,733       123           0          3,000       0         1,800
of the Bancorp; Executive Vice     1996  115,917  31,131        58           0          5,000       0         1,800
President and CFO of the Bank

Frank A. Del Giorgio               1998   99,475  34,530         0           0          2,500       0         1,800
Senior Vice President              1997   95,100  35,721         0           0          2,500       0         1,800
of the Bank                        1996   96,300  25,639         0           0              0       0         1,800

Larry A. Sallinger                 1998  103,000  17,660         0           0          2,000       0         1,800
Senior Vice President              1997   98,666  15,000         0           0              0       0         1,800
of the Bank                        1996   94,583  12,000         0           0              0       0         1,800

---------------
(1) The Bank's contribution to its 401(k) plan for employees of 3% of salary to a maximum of $1,800.

                            OPTION/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------
                     (A)                            (B)            (C)            (D)          (E)
                     ---                            ---            ---            ---          ---
                                                                % OF TOTAL
                                                               OPTIONS/SARS
                                                                GRANTED TO    EXERCISE OR
                                               OPTIONS/SARS    EMPLOYEES IN   BASE PRICE    EXPIRATION
                    NAME                        GRANTED (#)    FISCAL YEAR     ($/SHARE)       DATE
                    ----                       -------------   ------------   -----------   ----------
Kenneth J. Cosgrove..........................  6,400 Options        29%         $28.00       June 2003
Robert W. Creighton..........................  3,500 Options        16%         $25.00      March 2003
Frank A. Del Giorgio.........................  2,500 Options        11%         $25.00      March 2003
Larry A. Sallinger...........................  2,000 Options         9%         $25.00      March 2003

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           YEAR-END OPTION/SAR VALUE

               (A)                        (B)                (C)               (D)                 (E)
               ---                        ---                ---               ---                 ---
                                                                            NUMBER OF      VALUE OF UNEXERCISED
                                                                           UNEXERCISED         IN-THE-MONEY
                                                                         OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                           YEAR-END(#)         YEAR-END($)
                                   SHARES ACQUIRED ON   VALUE REALIZED    EXERCISABLE/         EXERCISABLE/
              NAME                    EXERCISE (#)           ($)          UNEXERCISABLE       UNEXERCISABLE
              ----                 ------------------   --------------   ---------------   --------------------
Kenneth J. Cosgrove..............     7,750 Shares         $158,565      Options Only          Options Only
                                                                          8,799/7,601        $54,195/$27,105
Robert W. Creighton..............                0                0      Options Only          Options Only
                                                                          8,166/3,334        $112,190/$17,085
Frank A. Del Giorgio.............     6,917 Shares         $131,711      Options Only          Options Only
                                                                           833/2,500          $1,458/$13,746
Larry A. Sallinger...............     4,200 Shares         $ 88,032      Options Only          Options Only
                                                                          1,506/1,544         $18,772/$6,736

EMPLOYMENT CONTRACTS

     The executive officers of the Bank have, or had during 1998, employment contracts with the Bank as described below.

     Kenneth J. Cosgrove has a three year employment contract with the Bank beginning July 1, 1998 and expiring June 30, 2001. In addition, unless the employment contract is otherwise terminated, the term of the employment contract shall automatically extend in annual increments of one year so as to always remain a three year employment contract. Mr. Cosgrove's annual salary is currently fixed at $160,000 and shall be renegotiated in each subsequent year. Mr. Cosgrove also agreed to an $8,000 per year salary deduction for a period of eight (8) years beginning March 1, 1996, in consideration of Mr. Cosgrove's salary continuation agreement which is described below. However, in June 1998, the Bank and Mr. Cosgrove agreed to discontinue the $8,000 per year salary deduction and Mr. Cosgrove's annual salary is again fixed at $160,000. Under the terms of the employment contract, Mr. Cosgrove is entitled to a two-part bonus:
Part 1 is 8% to 20% of his annual salary calculated on the Bancorp's Return on Equity as described below; and Part 2 is 1% of the Bancorp's pre-tax earnings, subject to a minimum earnings of $500,000. Mr. Cosgrove's employment contract provides that in the event he becomes disabled, he shall be entitled to 100% of his salary for ninety days and after such ninety day period, he shall be entitled to 100% of his salary, less any disability benefits received under any income continuation/disability plans sponsored by the Bank, for a period not to exceed 730 days, but in no event beyond the term of the employment contract. In addition, if the Bank or Bancorp is merged, sold or acquired and the merging, purchasing or acquiring entity elects not to employ Mr. Cosgrove under the terms of an agreement acceptable to Mr. Cosgrove, he shall have the right to continue to receive his base salary plus certain other employee benefits for a period of two years following the merger, sale or acquisition.

     In addition Mr. Cosgrove has a salary continuation agreement with the Bank which provides that the Bank will pay him $154,056 per year for 15 years following his retirement from the Bank at age 65 or later. In the event of earlier retirement before age 60, Mr. Cosgrove will receive salary continuation payments beginning at age 65 with the amount of the salary continuation payment being based on years of service and up to a maximum of $8,556 per month for 180 months. In the event of earlier retirement after age 60 and before age 65, Mr. Cosgrove will receive salary continuation payments beginning at the time of such early retirement with the amount of the salary continuation payment based on years of service up to a maximum of $12,838 per month for 180 months. In the event of disability of Mr. Cosgrove prior to February 21, 2001, Mr. Cosgrove would receive a one time lump sum disability benefit based on years of service and up to a maximum of $133,125. In the event of disability of Mr. Cosgrove after February 21, 2001, Mr. Cosgrove would receive salary continuation benefits based on years of service up to a maximum of $12,838 per month for 180 months or until the time Mr. Cosgrove recovered and returned to active service. In the event Mr. Cosgrove dies while in active service of the Bank, his beneficiary will receive from the Bank a benefit amount of $154,056 per year for 15 years beginning one month after his death. In the event of termination with cause, Mr. Cosgrove will forfeit any benefits from the salary continuation agreement. In the event of a change of control of the Bank whereby Mr. Cosgrove's employment is terminated or adversely affected, Mr. Cosgrove will receive salary continuation benefits up to a maximum of $12,838 per month for 180 months beginning after the change of control. The benefits under the salary continuation agreement for Mr. Cosgrove will also be reduced in the event such payments are not deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     Robert W. Creighton has an employment contract with the Bank which began April 1, 1996 and was extended to expire March 31, 2000. Mr. Creighton's annual salary is currently fixed at $122,000. Mr. Creighton also agreed to an $8,000 per year salary deduction for a period of eight (8) years beginning March 1, 1996, in consideration of Mr. Creighton's salary continuation agreement which is described below. However, in March 1998, the Bank and Mr. Creighton agreed to discontinue the $8,000 per year salary deduction and Mr. Creighton's annual salary was then fixed at $117,000. Under the employment contract, Mr. Creighton is entitled to a two-part bonus: Part 1 is 8% to 20% of his annual salary calculated on the Bancorp's Return on Equity as described below; and Part 2 is one-half of 1% of the Bancorp's pre-tax earnings, subject to a minimum earnings of $750,000 for the years ended December 31, 1996 and 1997 and $2,000,000 for the year ended December 31, 1998 and the years thereafter. Mr. Creighton's employment contract provides that in the event he becomes disabled, he will be entitled to 100% of his salary for ninety days and after such ninety day period, he will be entitled to 100% of his salary, less any disability benefits received under any income continuation/disability plans sponsored by the Bank, for a period not to exceed 275 days, but in no event beyond the term of the employment contract. In addition, if the Bancorp is merged, sold or acquired and the merging, purchasing or acquiring entity elects not to employ Mr. Creighton under the terms of an agreement acceptable to Mr. Creighton, he will be entitled to receive his base salary plus certain other employee benefits for the remaining period of the employment contract, less any payments received from the salary continuation agreement between Mr. Creighton and the Bank.

     In addition Mr. Creighton has a salary continuation agreement with the Bank which provides that the Bank will pay him $60,000 per year for 15 years following his retirement from the Bank at age 65 or later. In the event of earlier retirement before age 60, Mr. Creighton will receive salary continuation payments beginning at age 65 with the amount of the salary continuation payment being based on years of service and up to a maximum of $2,304 per month for 180 months. In the event of earlier retirement after age 60 and before age 65, Mr. Creighton will receive salary continuation payments beginning at the time of such early retirement with the amount of the salary continuation payment based on years of service up to a maximum of $5,000 per month for 180 months. In the event of disability of Mr. Creighton prior to February 21, 2001, Mr. Creighton would receive a one time lump sum disability benefit based on years of service and up to a maximum of $492,967. In the event of disability of Mr. Creighton after February 21, 2001, Mr. Creighton would receive salary continuation benefits based on years of service up to a maximum of $5,000 per month for 180 months or until the time Mr. Creighton recovered and returned to active service. In the event Mr. Creighton dies while in active service of the Bank, his beneficiary will receive from the Bank a benefit amount of $60,000 per year for 15 years beginning after his death. In the event of termination with cause, Mr. Creighton will forfeit any benefits from the salary continuation agreement. In the event of a change of control of the Bank whereby Mr. Creighton's employment is terminated or adversely affected, Mr. Creighton will receive salary continuation benefits up to a maximum of $5,000 per month for 180 months beginning after the change of control. The benefits under the salary continuation agreement for Mr. Creighton will also be reduced in the event such payments are not deductible under Section 280G of the Code.

     Frank A. Del Giorgio has an employment contract with the Bank which began April 1, 1996 and was extended to expire March 31, 2000. Mr. Del Giorgio's annual salary was fixed at $96,100 for the April 1, 1997 through March 31, 1998 period, was increased to $100,600 for the April 1, 1998 through March 31, 1999 period and was increased to $105,600 for the April 1, 1999 through March 31, 2000 period. Under the employment contract, Mr. Del Giorgio is entitled to a two-part bonus: Part 1 is 8% to 20% of his annual salary calculated on the Bancorp's Return on Equity as described below; and Part 2 is 0.35% of the Bancorp's pre-tax earnings, subject to a minimum earnings of $750,000 for the years ended December 31, 1996 and 1997 and $2,000,000 for the year ended December 31, 1998 and the years thereafter. Mr. Del Giorgio's contract provides that in the event he becomes disabled, he will be entitled to 100% of his salary for ninety days and after such ninety day period, he will be entitled to 100% of his salary, less any disability benefits received under any income continuation/disability plans sponsored by the Bank, for a period not to exceed 275 days, but in no event beyond the term of the employment contract. In addition, if the Bancorp is merged, sold or acquired and the merging, purchasing or acquiring entity elects not to employ Mr. Del Giorgio under the terms of an agreement acceptable to Mr. Del Giorgio, he will be entitled to receive his base salary plus certain other employee benefits for the remaining period of the employment contract.

     The earnings bonus is the officer's specified percentage of the amount of the Bancorp's pre-tax earnings after allowances for the Bank's loan loss reserves. No bonus is paid unless the applicable pre-tax earnings amount is more than $500,000 for Mr. Cosgrove and $2,000,000 for Messrs. Creighton and Del Giorgio.

     The Return on Equity bonus is paid only if the Bancorp realizes at least 10% Return on Equity. Return on Equity is the Bancorp's net income divided by shareholders' equity at the end of the prior fiscal year. The bonus amount is a scaled percentage of the officer's salary from 8% to 20%, varying with the amount of Return on Equity, as follows:

 PERCENT       BONUS       PERCENT       BONUS
 RETURN       PERCENT      RETURN       PERCENT
ON EQUITY    OF SALARY    ON EQUITY    OF SALARY
---------    ---------    ---------    ---------
 10              8          16.1          14
 11.1            9          17.1          15
 12.1           10          18.1          16
 13.1           11          19.1          18
 14.1           12          20.1          20
 15.1           13

     Each executive officer is entitled to employee benefits made available by the Bank to all its employees plus, use of an automobile supplied by the Bank, life, health and disability insurance fully paid by the Bank, and participation in the Bank's deferred compensation plan. Each executive officer is also entitled to participate in the Bancorp's 1997 Stock Option Plan and the Bancorp's 1993 Incentive Stock Option Plan.

                                  PROPOSAL 2:

                    AMENDMENT OF THE 1997 STOCK OPTION PLAN

     Shareholders are being asked to approve an amendment to the Orange National Bancorp 1997 Stock Option Plan (the "Plan") to allow nonqualified stock options granted under the Plan to be transferable in certain circumstances. Specifically the amendment would allow optionees, including directors of the Bancorp with nonqualified stock options, to transfer such stock options to family members, trusts and charities. The purpose of this amendment is to allow such optionees to transfer their stock options to family members, trusts and charities for tax planning purposes. The Board approved the proposed amendment of the Plan on March 17, 1999 subject to shareholder approval.

     Below is a summary of the principal provisions of the Plan assuming approval of the proposed amendment. The summary is qualified in its entirety by reference to the full text of the Plan.

     The Plan provides for the granting of options to purchase shares of Common Stock at option prices per share which must not be less than one hundred percent (100%) of the fair market value per share of Common Stock at the time each option is granted. It is intended that options granted pursuant to the Plan qualify for treatment either as "incentive stock options" within the meaning of
Section 422 of the Code, or as "nonqualified stock options," as shall be determined and designated upon the grant of each option. The Plan provides that 414,250 shares of the Bancorp's authorized but unissued Common Stock will be available for issuance under the Plan. The purpose of the Plan is to have options available as an additional means of retaining and attracting competent directors and personnel for the Bancorp and its subsidiaries, and for inducing high levels of performance and efforts for the benefit of the Bancorp and its shareholders.

     The Plan is administered by the Board. All options under the Plan are granted at an exercise price of not less than 100 percent of the fair market value of the shares of Common Stock on the date of grant, except for an incentive stock option granted to an optionee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Bancorp or a subsidiary of the Bancorp in which case the option price shall not be less than 110% of the fair market value of such stock. The purchase price of any shares purchased upon exercise is payable in full in cash or, subject to applicable law, with Common Stock previously acquired by the optionee and held by the optionee for a period of at least six months. The equivalent dollar value of shares used to effect a purchase shall be the fair market value of the Common Stock on the date of exercise.

     Options granted pursuant to the Plan shall be for a term of up to ten (10) years, except for certain incentive stock options described below. Each option shall be exercisable in installments and upon such conditions as the Board shall determine. Options granted shall vest over a period no greater than five years, and no less than 20% of such option shall vest annually. Optionees shall have the right to exercise all or a portion of the option at any time or from time to time with respect to the vested part of their stock options. If any option shall expire without being exercised in full, the shares will again become available for granting of stock options under the Plan. The Plan shall expire on February 19, 2007.

     Incentive stock options may be granted to full-time salaried officers and management level employees of the Bancorp or a subsidiary. No director who is not also a full-time salaried officer or management level employee may be granted an incentive stock option pursuant to the Plan. No incentive stock option with a term of more than five (5) years may be granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Bancorp or a subsidiary of the Bancorp. Nonqualified stock options may be granted to directors, full-time salaried officers and management level employees of the Bancorp or its subsidiaries.

TAX CONSEQUENCES TO THE OPTIONEE

     The following describes, generally, the major federal income tax consequences relating to stock options issued under the Plan. If all of the requirements of the Plan are met, generally no taxable income will result to an optionee upon the grant of an incentive or nonqualified stock option.

     Incentive Stock Options. If the optionee is employed by the Bancorp (or a subsidiary) continuously from the date of grant until at least three months before the option is exercised and otherwise satisfies the requirements of the Plan and applicable law, the optionee will not recognize taxable income upon exercise of the option. If the optionee is not employed by the Bancorp (or a subsidiary) continuously from the date of grant until at least three months before the option is exercised for reason other than death or disability, the optionee will recognize ordinary income at the time the option is exercised. The Bancorp will be allowed a deduction for federal income tax purposes only if and to the extent that the optionee recognizes ordinary income. Upon exercise of an incentive stock option, the excess of the fair market value of the shares received over the option price at the time of exercise is treated as an item of tax preference which may result in the imposition of the alternative minimum tax.

     On a subsequent sale of shares acquired by the exercise of an incentive stock option, gain or loss will be recognized in an amount equal to the difference between the amount realized on the sale and the optionee's tax basis of the shares sold. If a disposition (generally a sale, exchange, gift or similar lifetime transfer of legal title) of stock received pursuant to an incentive stock option does not take place until more than two years after the grant of such option and more than one year after the exercise of such option, any gain or loss realized on such disposition will be treated as long-term capital gain or loss. Under such circumstances, the Bancorp will not be entitled to a deduction for income tax purposes in connection with the exercise of the option.

     If a disposition of stock received pursuant to an exercise of an incentive stock option occurs within two years after the grant of such option or one year after the exercise of such option, the optionee must treat any gain realized as ordinary income to the extent of the lesser of (i) the fair market value of such stock as of the date of exercise less the option price, or (ii) the amount realized on disposition of the stock less the option price. Such ordinary income realized is deductible by the Bancorp for federal income tax purposes. Any additional amount realized on the disposition will be taxable as either long-term or short-term capital gain, depending on the holding period.

     Nonqualified Stock Options. In general, when an optionee exercises a nonqualified stock option, the optionee recognizes ordinary income in the amount of the excess of the fair market value of the shares received upon exercise over the aggregate amount paid for those shares, and the Bancorp may deduct as an expense the amount of income so recognized by the optionee. For capital gains purposes, the holding period of the shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the fair market value of the shares on the date of exercise.

     If, upon exercise of a nonqualified option, the optionee pays all or part of the purchase price by delivering to the Bancorp shares of already-owned stock, there are no federal income tax consequences to the optionee or the Bancorp to the extent of the number of shares so delivered. As to any additional shares issued, the optionee recognizes ordinary income equal to the aggregate fair market value of the additional shares received, less any cash paid to the Bancorp, and the Bancorp is allowed to deduct as an expense the amount of such income. For purposes of calculating tax upon disposition of the shares acquired, the holding period and basis of the new shares, to the extent of the number of old shares delivered, is the same as for those old shares. The holding period for the additional shares begins on the date the option is exercised, and the basis in those additional shares is equal to the taxable income recognized by the optionee, plus the amount of any cash paid to the Bancorp.

     Upon a subsequent disposition of the shares received on exercise, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a separate capital gain or loss.

     In April of 1998, the Internal Revenue Service issued Revenue Ruling 98-21 which addresses gifts of stock options and Revenue Procedure 98-34 which addresses the method for valuing stock options for gift and estate tax purposes. The issuances provide that the unvested portion of a stock option that has been transferred by gift is not valued until the time the donee's right to exercise the option is no longer conditioned on the performance of services by the optionee. This means that the gift is not valued until the option vests. If the option vests over a period of time, each vesting would be considered a separate option and be valued at the time of vesting. Revenue Procedure 98-34 requires for the valuation of a stock option gift the use of a generally recognized option pricing model such as the Black-Scholes model using the same assumptions as presented in the Bancorp's financial statements in the footnote required by Statement of Financial Accounting Standards No. 123. The IRS also specifically requires that no discount is allowed in the valuation model for lack of transferability or termination of the option soon after termination of employment. The Revenue Procedures are safe harbors, and optionees should consult with tax counsel about the tax consequences of any proposed permissible transfer of a nonqualified option.

     Excise Tax. In addition, the exercise of outstanding options that become exercisable upon certain major corporate events may result in all or a portion of the difference between the fair market value of the option shares and the exercise price of any shares issuable in respect to such options being characterized "parachute payments." A 20% excise tax is imposed on the optionee on any amount so characterized and the Bancorp will be denied any tax deduction for such amount.

     Withholding Taxes. The Bancorp is generally required to withhold applicable payroll taxes with respect to compensation income recognized by optionees. The Bancorp is also generally required to make certain information reports to the IRS with respect to any income of an optionee attributable to transactions involving the grant or exercise of options and/or the disposition of shares acquired on exercise of options.

OTHER TERMS AND CONDITIONS

     Incentive options are nontransferable by the optionee other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only by the optionee. Nonqualified options are also nontransferable by the optionee, except for transfers by will or the laws of descent and distribution and transfers to family members, trusts and charities. In the event of termination of employment or cessation as a director as a result of the optionee's death or disability, to the extent exercisable on the date employment or directorship terminates, the option shall remain exercisable for up to one
(1) year (but not beyond the end of the original option term) by the disabled optionee or his or her permissible transferee or, in the event of death of the optionee, by his or her permissible transferee or the person or persons to whom rights under the option shall have passed by will or the laws of descent and distribution. In addition, if an optionee dies during the three month period referred to below, the option shall expire one year after the date of such death.

     If an optionee's employment is terminated, unless termination was for cause or if an optionee's directorship is terminated, the optionee or his or her permissible transferee shall have the right, for a three-month period after such termination, to exercise that portion of the option which was exercisable immediately prior to such termination. If an optionee's employment is terminated for cause (which shall include malfeasance or gross misfeasance in the performance of duties or conviction of a crime involving moral turpitude), the option shall expire within 30 days of the date of termination. However, in no event may the option be exercised after the end of the original option term.

     In the event of certain changes in the outstanding Common Stock, such as stock dividends, stock splits, recapitalization, reclassification, reorganization, merger, stock consolidation or otherwise, appropriate and proportionate adjustments shall be made in the number, kind and exercise price of shares covered by any unexercised options or portions thereof. In the event of liquidation of the Bancorp or upon a reorganization, merger or consolidation of the Bancorp with one or more corporations, the result of which the Bancorp is not the surviving corporation or the Bancorp becomes a subsidiary of another corporation, a sale of substantially all of the assets of the Bancorp to another corporation, or upon a sale representing more than 80% of equity securities voting power of the Bancorp to any person or entity (any one of which shall be referred to as a "Terminating Event"), the Plan shall terminate and all options theretofore granted shall completely vest and become immediately exercisable. All outstanding options not exercised by the time of the Terminating Event shall at such time terminate. However, any options not exercised at the time of a Terminating Event shall not terminate if they have been assumed or substituted by the successor corporation.

     The Board reserves the right to suspend, amend or terminate the Plan, and, with the consent of the optionee, make such modifications of the terms and conditions of his/her option as it deems advisable, except that the Board may not, without further approval of a majority of the shareholders, increase the maximum number of shares covered by the Plan, change the minimum option price, increase the maximum term of options under the Plan or permit options to be granted to anyone other than a director, officer or management level employee. Approval of the amendment of the Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock represented and voting at the Meeting.

     MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE ORANGE NATIONAL BANCORP 1997 STOCK OPTION PLAN.

                                  PROPOSAL 3:

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of McGladrey & Pullen, LLP, Anaheim, California, served as independent certified public accountants for the Bancorp and the Bank through the year 1998. The Bancorp has selected McGladrey & Pullen, LLP to serve as the Bancorp's independent certified public accountants for the year 1999. All services rendered by McGladrey & Pullen, LLP were approved by the Board, which has determined the firm of McGladrey & Pullen, LLP to be independent. It is expected that one or more representatives of McGladrey & Pullen, LLP will be present at the Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions.

     In the event shareholders do not ratify the appointment of McGladrey & Pullen, LLP as the Bancorp's independent certified public accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Bank's Audit Committee and the Board.

     Ratification of the appointment of McGladrey & Pullen, LLP as the Bancorp's independent certified public accountants for fiscal year 1999 requires the affirmative vote of a majority of the outstanding shares of Common Stock represented and voting at the meeting.

     MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE BANCORP'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Some of the Bancorp's directors and executive officers and their immediate families as well as the companies with which they are associated are customers of, or have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features.

                             SHAREHOLDER PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Bancorp's 2000 Annual Meeting of Shareholders is December 31, 1999.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy as proxyholders to vote the shares represented by the Proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the Proxy.

                                          ORANGE NATIONAL BANCORP

                                          /s/ ROBERT W. CREIGHTON

Dated: April 19, 1999                     Robert W. Creighton
                                          Secretary

     The Annual Report to Shareholders for the fiscal year ended December 31, 1998 has been previously mailed to the Bancorp's shareholders.

     A COPY OF THE BANCORP'S 1998 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE PROVIDED TO THE BANCORP'S SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, ORANGE NATIONAL BANCORP, 1201 EAST KATELLA AVENUE, ORANGE, CALIFORNIA 92667.

              PROXY

     ORANGE NATIONAL BANCORP

                                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Messrs. Gerald R. Holte and Wayne F. Miller as proxyholders, with full power of substitution, to represent, vote and act with respect to all shares of common stock of Orange National Bancorp (the "Bancorp") which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 17, 1999 at 7:30 a.m. at the Bancorp's main office located at 1201 East Katella Avenue, Orange, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1. Election of nine (9) persons to be directors.

   Michael W. Abdalla, M.D.                Robert W. Creighton                     James E. Mahoney
   Michael J. Christianson                 Charles R. Foulger                      Wayne F. Miller
   Kenneth J. Cosgrove                     Gerald R. Holte                         San E. Vaccaro

   [ ] FOR ALL NOMINEES LISTED ABOVE          [ ] WITHHOLD AUTHORITY
     (except as marked to the contrary below)

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space below:)

--------------------------------------------------------------------------------

2. Approval of the amendment of the Orange National Bancorp 1997 Stock Option Plan to allow for the limited transferability of nonqualified options.

                   [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. Ratification of the appointment of McGladrey & Pullen, LLP as the Bancorp's independent certified public accountants for 1999.

                   [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

4. Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

                          (Please sign and date below)

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE MATTERS LISTED ABOVE. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

          [ ] I DO      [ ] DO NOT      EXPECT TO ATTEND THE MEETING.

                                                       -------------------------
                                                          (Number of Shares)

                                                       -------------------------
                                                       (Please Print Your Name)

                                                       -------------------------
                                                       (Please Print Your Name)

                                                       -------------------------
                                                                (Date)

                                                       -------------------------
                                                             (Signature of
                                                             Shareholder)

                                                       -------------------------
                                                             (Signature of
                                                             Shareholder)

                                                          (Please date this
                                                       Proxy and sign your name
                                                       exactly as it appears on
                                                       your stock certificates.
                                                       Executors,
                                                       administrators, trustees,
                                                       etc., should give their
                                                       full title. If a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       the president or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in partnership name by an
                                                       authorized person. All
                                                       joint owners should
                                                       sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY NOTIFYING THE SECRETARY OF THE BANCORP IN WRITING OF REVOCATION OF THE PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON.